UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported):
February 7, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 Lake Park Blvd.
Richardson, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code:
(972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On February 7, 2006, Allied Air Enterprises, a division of Lennox International Inc.’s (the “Company”) Worldwide Heating & Cooling segment, announced that it has commenced plans to consolidate its manufacturing, distribution, research & development, and administrative operations in South Carolina, and close its current operations in Bellevue, Ohio. The consolidation will be a phased process expected to be completed by the end of the first quarter of fiscal 2007. The Company expects the consolidation to improve Allied Air Enterprises’ operating efficiency, eliminate redundant fixed costs, and provide customers with improved service.
     In conjunction with these actions, the Company currently expects to incur restructuring-related charges of approximately $20.0 million pre-tax. Included in these charges are the following estimated costs:
•	one-time employee termination benefits of approximately $7.6 million, which include, among other costs (i) union employee termination benefits of approximately $2.6 million, provided that the union employees meet the eligibility requirements set forth in the Collective Bargaining Agreement between Armstrong Air Conditioning Inc. (d/b/a Allied Air Enterprises) and U.A.W. Local #1623, and (ii) pension curtailment costs of approximately $2.1 million; and

•	other associated costs of approximately $12.4 million, which include (i) loss on disposal of certain long-lived assets of approximately $5.1 million, (ii) relocation costs for certain employees and equipment of approximately $5.8 million, and (iii) other associated costs of approximately $1.5 million.
     The above estimated charges are expected to result in short-term cash outlays of approximately $15.8 million, which includes the addition of capacity in Orangeburg, South Carolina, long-term cash outlays of approximately $1.8 million and non-cash asset write-offs of approximately $5.1 million.
     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements identified by the words “expects to,” “currently expects” and similar expressions. Actual events or results may differ materially from such forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated February 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: February 7, 2006	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release dated February 7, 2006.

5